SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

(the “Exchange Act”)

Date of Report (date of earliest event reported): October 23, 2003

Medical Device Alliance Inc.

(the “Company”)

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-24979	88-0345058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5851 West Charleston Boulevard, Las Vegas, Nevada 89146

(Address of Principal Executive Offices, Including Zip Code)

(702) 870-8663

(Registrant’s Telephone Number, Including Area Code)

ITEM 5: OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On October 23, 2003, Medical Device Alliance Inc., a Nevada corporation (the “Company”), ArthroCare Corporation, a Delaware corporation (“Parent”), and Alpha Merger Sub Corporation, a Nevada corporation and wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), which is attached hereto as Exhibit 2.1 and incorporated by reference herein. Pursuant to the terms of the Merger Agreement, and subject to certain conditions being satisfied or waived, Merger Sub will merge with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly-owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each share of Company Series B preferred stock (“Company Preferred Stock”) issued and outstanding prior to the Effective Time shall be automatically converted into the right to receive $7.50 per share in cash, plus one contingent value right, which represents the right to receive certain payments relating to net revenue on the sale of certain of the Company’s products during the 2005 calendar year (each, a “Preferred Stock Contingent Value Right”). Each share of Company common stock (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive approximately (a) $28.0 million, plus (i) the aggregate exercise prices of all outstanding options to purchase shares of Company Common Stock (“Company Options”), plus (ii) the aggregate exercise prices of all outstanding options to purchase shares of common stock of Parallax Medical, Inc., a Delaware corporation (“Parallax”) and a majority-owned subsidiary of the Company (“Parallax Options”), multiplied by 0.75, minus (iii) the total cash amount paid to all of the holders of Company Preferred Stock, minus (iv) certain holdbacks more fully set forth in the Merger Agreement and the Contingent Value Rights Agreement, divided by (b)(i) all Parallax Options multiplied by 0.75, plus (ii) the number of shares of Company Common Stock and Company Options outstanding as of the Effective Time, plus (c) one contingent value right per common share, which represents the right to receive certain payments relating to cash held by the Company as of the Effective Time, net revenue on the sale of certain of the Company’s products during the 2005 calendar year and certain other matters (each, a “Common Stock Contingent Value Right”). The Common Stock Contingent Value Rights and Preferred Stock Contingent Value Rights (collectively, the “Contingent Value Rights”) are further described in the form of Contingent Value Rights Agreement by and among Parent, the Company, Merger Sub and specified other parties (the “CVR Agreement”), which is attached hereto as Exhibit 2.2 and incorporated by reference herein. The Merger Agreement also provides that the Company will obtain all necessary consents of the holders of all Company Options and all Parallax Options to cause such Company Options and Parallax Options to be validly exchanged after the Effective Time into the right to receive specified payments by Parent as more fully set forth in the Merger Agreement.

The Company and Parent have also agreed that, in the event the Merger Agreement is terminated under certain circumstances, one party may be obligated to pay the other’s out-of-pocket expenses and the Company may be required to pay specified termination fees.

Parent has also entered into a Stockholder Support Agreement, dated as of October 23, 2003, with certain of the Company’s stockholders, including Vegas Ventures, LLC, pursuant to which Vegas Ventures, LLC granted Parent an irrevocable proxy to vote 1,202,619 of their shares of Company Common Stock in favor of adoption of the Merger Agreement and against certain other alternative proposals as more fully set forth therein. The Stockholder Support Agreement with Vegas Ventures, LLC is attached hereto as Exhibit 99.1 and incorporated by reference herein. Parent has also entered into a Stockholder Support Agreement, dated as of October 23, 2003, with certain other stockholders of the Company who are affiliated with Donald K. McGhan

(the “McGhan Entities”), pursuant to which such stockholders granted Parent an irrevocable proxy to vote their aggregate of 2,150,391 shares of Company Common Stock in favor of adoption of the Merger Agreement and against certain other alternative proposals as more fully set forth therein. The Stockholder Support Agreement with the McGhan Entities is attached hereto as Exhibit 99.2 and incorporated by reference herein. The shares held by Vegas Ventures, LLC and the McGhan Entities, which are subject to the irrevocable proxies described above, represent approximately 45% of the currently outstanding shares of the Company.

In addition, Vegas Ventures, LLC, Jeffrey Barber and Howard Preissman have each entered into a Stockholder Waiver Agreement, dated as of October 23, 2003, whereby each generally agreed to waive any and all claims that they may have against the Company and Parent with respect to the operation of the Company’s business after the Effective Time as it relates to their right to receive payments under Contingent Value Rights. The form of Stockholder Waiver Agreement executed by each of Vegas Ventures, LLC, Jeffrey Barber and Howard Preissman is attached hereto as Exhibit 99.3 and incorporated by reference herein. The McGhan Entities have also entered into a Stockholder Waiver Agreement, dated as of October 23, 2003, whereby each generally agreed to waive any and all claims that they may have or had against the Company and Parent, including, but not limited to, the operation of the Company’s business after the Effective Time as it relates to their right to receive payments under Contingent Value Rights. The Stockholder Waiver Agreement executed by the McGhan Entities is attached hereto as Exhibit 99.4 and incorporated by reference herein.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the form of CVR Agreement, each Stockholder Support Agreement and each Stockholder Waiver Agreement (form or otherwise), which are filed as exhibits to this report. There can be no assurance that the transactions contemplated by the Merger Agreement and the CVR Agreement will be consummated.

On October 23, 2003, the Company and Parent also executed a Distribution Agreement (the “Distribution Agreement”) under which Parent will begin selling the Company’s products worldwide effective November 15, 2003 and will serve as the exclusive worldwide distributor for the Company’s products until the Distribution Agreement is (a) terminated (i) as a result of the termination of the Merger Agreement or (ii) with thirty (30) calendar days written notice from Parent to the Company to terminate the Distribution Agreement with or without cause; or (b) extended by mutual agreement of both Parent and the Company. The Distribution Agreement executed by Parent and the Company is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 23, 2003, by and among ArthroCare Corporation, Alpha Merger Sub Corporation and Medical Device Alliance Inc.

2.2	Form of Contingent Value Rights Agreement by and among ArthroCare Corporation, Alpha Merger Sub Corporation, Medical Device Alliance Inc. and specified other parties.

10.1	Distribution Agreement between ArthroCare Corporation and Medical Device Alliance Inc. made and entered into as of November 15, 2003.+

99.1	Stockholder Support Agreement, dated as of October 23, 2003, by and among ArthroCare Corporation, Alpha Merger Sub Corporation and Vegas Ventures, LLC.

99.2	Stockholder Support Agreement, dated as of October 23, 2003, by and among ArthroCare Corporation, Alpha Merger Sub Corporation and the McGhan Entities.

99.3	Form of Stockholder Waiver Agreement, dated as of October 23, 2003, by each of Vegas Ventures, LLC, Jeffrey Barber and Howard Preissman.

99.4	Stockholder Waiver Agreement, dated as of October 23, 2003, by the McGhan Entities.

+	Confidential treatment requested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL DEVICE ALLIANCE INC.

By:	/s/ GEORGE C. SWARTS

(Print name and title of signing officer) George C. Swarts, Receiver Dated: October 31, 2003

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 23, 2003, by and among ArthroCare Corporation, Alpha Merger Sub Corporation and Medical Device Alliance Inc.

2.2	Form of Contingent Value Rights Agreement by and among ArthroCare Corporation, Alpha Merger Sub Corporation, Medical Device Alliance Inc. and specified other parties.

10.1	Distribution Agreement between ArthroCare Corporation and Medical Device Alliance Inc. made and entered into as of November 15, 2003.+

99.1	Stockholder Support Agreement, dated as of October 23, 2003, by and among ArthroCare Corporation, Alpha Merger Sub Corporation and Vegas Ventures, LLC.

99.2	Stockholder Support Agreement, dated as of October 23, 2003, by and among ArthroCare Corporation, Alpha Merger Sub Corporation and the McGhan Entities.

99.3	Form of Stockholder Waiver Agreement, dated as of October 23, 2003, by each of Vegas Ventures, LLC, Jeffrey Barber and Howard Preissman.

99.4	Stockholder Waiver Agreement, dated as of October 23, 2003, by the McGhan Entities.

+	Confidential treatment requested.